Exhibit 2.2


                          AMENDMENT TO MERGER AGREEMENT


         This Amendment to Merger Agreement, dated November 17, 1995, is entered into by and among Collins & Aikman Products Co., IRI Acquisition Corp., and Larizza Industries, Inc.

                                    RECITALS

         1. The parties hereto are the parties to an Agreement and Plan of Merger, dated September 26, 1995 (the "Merger Agreement").

         2. The parties wish to amend the Merger Agreement as herein provided.

                  NOW, THEREFORE, the parties hereto hereby amend the Merger Agreement by substituting Schedules 1.1 (b) and 1.1 (c) hereto for Schedules 1.1
(b) 1.1 (c) to the Merger Agreement.

                  Dated as of the date first above written.

                                        COLLINS & AIKMAN PRODUCTS CO.


                                        By: /s/ J. Michael Stepp
                                        Name:   J. Michael Stepp
                                        Title:  Executive Vice President & Chief
                                                Financial Officer

                                        LRI ACQUISITION CORP.


                                        By: /s/ J. Michael Stepp
                                        Name:   J. Michael Stepp
                                        Title:  Executive Vice President & Chief
                                                Financial Officer


                                        LARIZZA INDUSTRIES, INC.


                                        By: /s/ Terence C. Seikel
                                        Name:   Terence C. Seikel
                                        Title:  Chief Financial Officer



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